Exhibit 99.1

Central European Distribution Corporation Announces Second Quarter 2010 Results

Bala Cynwyd, Pennsylvania August 5, 2010: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the second quarter of 2010. Net sales for the three months ended June 30, 2010 were $175.6 million as compared to $175.9 million reported for the same period in 2009. Operating profit on a comparable basis for the second quarter 2010 was $44.7 million as compared to $36.3 million for 2009. On a comparable basis, CEDC announced net income, excluding discontinued operations of $17.6 million, or $0.25 per fully diluted share, for the second quarter of 2010, as compared to $16.2 million, or $0.34 per fully diluted share, for the same period in 2009. CEDC also announced net loss on a U.S. GAAP basis (as hereinafter defined), excluding discontinued operations, for the quarter was $70.1 million or $1.00 per fully diluted share, as compared to net profit of $211.4 million or $4.28 per fully diluted share, for the same period in 2009. The net profit in 2009 included a one-time gain in the three month period ended June 30, 2009, amounting to $225.6 million in operating income based on the remeasurement of previously held equity interests in RAG to fair value, which was partially offset by an impairment charge of $20.3 million.

Operating profit on a U.S. GAAP basis for the second quarter 2010 was $41.2 million as compared to $242.6 million for 2009. This resulted primarily from the consolidation of the results of the Russian Alcohol Group, from which the Company recognized a one-time gain in the three month period ended June 30, 2009, amounting to $225.6 million in operating income based on the remeasurement of previously held equity interests in RAG to fair value, which was partially offset by an impairment charge of $20.3 million. The number of fully diluted shares used in computing the earnings per share was 70.4 million for 2010 and 49.4 million for 2009. For a complete reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”) and comparable operating profit to operating profit reported under U.S. GAAP, please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

William Carey, President and CEO commented, “We have started to see more robust demand from the consumer in our largest market, Russia (which represents approximately 75% of our net income), our volumes were up 7.5% from vodka and imports from the Whitehall Group were up 14% in volume terms during the second quarter of 2010. The bulk of the growth in demand for our vodka portfolio is still coming from a lower price point as compared to the second quarter 2009, but pricing seems to have stabilized and gross margins remain above 50% . We have also seen strong Parliament Vodka distribution gains, post integration, in the second quarter with Parliament vodka up 14% in volume. There has been continued strong interest from the vodka consumer in Russia for our new mainstream/economy brands that we launched last fall, and we are still realizing strong distribution gains for these brands over the last nine months. Our core economy brand, Yamskaya, is ranked as one of the fastest growing brands in Russia today and is expected to achieve over three million nine liter cases in 2010 (a 25% increase over 2009). Although the product mix has had a slight negative impact on our gross margin percentages this has been more than offset by a declining SG&A base resulting in our core operating profit as a percent of sales in Russia expanding by over 400 basis points over 2009 second quarter results.”

William Carey, President and CEO continued, “In Russia the overall vodka market has been positively impacted by strong government controls that have been put in to reduce the grey market. The controls that are taking place affect the producers of raw spirit, vodka manufacturers, retailers and wholesalers. We are still estimating that from the shift from grey market to legal market that the overall legal vodka market will grow this year with overall consumption including the grey market down approximately one to three percent. Based upon Gosstat data, the legal vodka market is up one percent for the six months ending June 30, 2010. We expect that the growth of the legal vodka market to come primarily from the value sector where people are shifting from the grey market, but as real wage inflation continues its positive trends we expect mainstream/sub-premium sectors to benefit medium term.”

William Carey, President and CEO continued, “The Polish consumer was hit with a number of external events that we believe had a significant impact on the Polish vodka market generally and our results. The quarter began with the tragic accident involving the death of the Polish President and other high ranking officials followed by a few weeks of mourning, massive flooding took place in the southern part of Poland and record high temperatures that began in June. Our vodka volumes for the quarter were down approximately 12% and were partially offset by increases in our import and export businesses. We were able to continue to reduce SG&A as a percent of sales on a comparable basis by over 100 basis points, translating into operating profit margins of over 50 basis points higher as compared to the prior year period. Management is extremely focused on improving the volume numbers in Poland and with a major launch of a new mainstream/subpremium vodka brand planned for the fourth quarter of this year and improved execution; we believe we are on track to deliver increased top line growth and a continued improvement in our operating profit margins.”

William Carey, President and CEO continued, “Some other key highlights for the quarter are shown below:

•	SG&A in Russia reduced by 20% as compared to 2009

•	Exports for the Group are up 12% in volume terms

•	Imports in Poland up 3% in volume terms

•	Imports in Russia up 14% in volume terms

•	Successfully completed disposal of our Polish wholesale business

•	Started distribution to the US market for Zubrowka with Remy Cointreau”

Chris Biedermann, Vice-President and CFO, commented, “We have continued to move forward in our objective of de-levering our balance sheet with continued improvement of our net debt to EBITDA ratio. Going forward, we expect to be further de-levering with the proceeds from the sale of our Polish Wholesale business applied primarily to debt reduction. One of our key objectives is to de-lever our balance sheet to approximately 2.5 times and with continued strong cash flow generation and EBITDA growth, we expect to be in a position to deliver this objective by the first quarter of 2012.”

Chris Biedermann, Vice-President and CFO, continued, “As announced earlier this week, we completed the final disposal of our Polish Wholesale business to Eurocash. As part of this sale process and the separation of this business we have completed our final split of the 2010 Poland sales forecast of clients that will be sold directly through CEDC or the disposed Polish wholesale business. The result of this final sales split provides for an increased shift of the wholesale revenue of approximately $136 million (grossing up excise for the wholesale business) and revised reduction of $711 million (previous $575 million) from our initial full year 2010 net sales guidance. The operating profit impact of this change will be less than $1 million annually. As a result of this change we are updating our full year net sales guidance from $900 - $1,050 million to $764 million to $914 million and keeping full year fully diluted earnings per share guidance unchanged at $2.10 -$2.20. We are also maintaining our full year guidance for operating profit excluding depreciation of $262 million.”

CEDC has reported net income, fully diluted net income per share and operating profit in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable net income and comparable operating profit. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest producer of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales, operating profit and earnings guidance, expected gross margins and operating margins, reduced leverage, expectations of increased consumer demand for our products, integration of our acquired companies, and expected results of, and synergies relating to, our Russian businesses. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2009, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

In Europe:

Anna Załuska Corporate PR Manager

Central European Distribution Corporation

48-22-456-6000

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

Amounts in columns expressed in thousands

(Except share information)

	June 30, 2010	December 31, 2009 (as adjusted)
ASSETS
Current Assets
Cash and cash equivalents	$125,560	$126,439
Restricted cash	0	481,419
Accounts receivable, net of allowance for doubtful accounts of $38,283 and $37,630 respectively	294,485	475,126
Inventories	79,188	92,216
Prepaid expenses and other current assets	26,808	33,302
Loans granted	0	1,608
Loans granted to affiliates	0	7,635
Deferred income taxes	70,723	82,609
Current assets of discontinued operations	156,381	267,561

Total Current Assets	753,145	1,567,915

Intangible assets, net	696,974	773,222
Goodwill, net	1,376,968	1,484,072
Property, plant and equipment, net	215,431	215,916
Deferred income taxes	49,304	27,123
Equity method investment in affiliates	230,067	244,504
Non-current assets of discontinued operations	63,733	101,778

Total Non-Current Assets	2,632,477	2,846,615

Total Assets	$3,385,622	$4,414,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$60,790	$113,006
Bank loans and overdraft facilities	122,795	81,053
Income taxes payable	3,027	3,827
Taxes other than income taxes	88,730	208,784
Other accrued liabilities	87,017	91,435
Short-term obligations under Senior Notes	0	358,943
Current portions of obligations under capital leases	374	481
Deferred consideration	5,000	160,880
Current liabilities of discontinued operations	119,176	194,761

Total Current Liabilities	486,909	1,213,170

Long-term debt, less current maturities	29,969	106,043
Long-term obligations under capital leases	676	480
Long-term obligations under Senior Notes	1,118,711	1,205,467
Long-term accruals	2,200	3,214
Deferred income taxes	174,304	198,174
Non-current liabilities of discontinued operations	696	2,820

Total Long Term Liabilities	1,326,556	1,516,198

Stockholders’ Equity
Common Stock ($0.01 par value, 120,000,000 shares authorized, 70,666,770 and 69,411,845 shares issued at June 30, 2010 and December 31, 2009, respectively)	707	694
Additional paid-in-capital	1,340,445	1,296,391
Retained earnings	163,557	264,917
Accumulated other comprehensive income of continuing operations	68,683	120,389
Accumulated other comprehensive income / (loss) of discontinued operations	(1,085)	2,921
Less Treasury Stock at cost (246,037 shares at June 30, 2010 and December 31, 2009, respectively)	(150)	(150)

Total CEDC Stockholders’ Equity	1,572,157	1,685,162

Total Equity	1,572,157	1,685,162

Total Liabilities and Stockholders’ Equity	$3,385,622	$4,414,530

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

Amounts in columns expressed in thousands

(Except per share information)

	Three months ended		Six months ended
	June 30, 2010	June 30, 2009 (as adjusted)	June 30, 2010	June 30, 2009 (as adjusted)
Sales	$379,874	$375,450	$710,768	$559,622
Excise taxes	(204,277)	(199,559)	(385,365)	(312,959)
Net Sales	175,597	175,891	325,403	246,663
Cost of goods sold	87,119	84,546	162,793	122,426

Gross Profit	88,478	91,345	162,610	124,237

Operating expenses	47,252	54,011	96,130	74,527
Gain on remeasurement of previously held equity interests	0	(225,605)	0	(225,605)
Impairment charge	0	20,309	0	20,309

Operating Income	41,226	242,630	66,480	255,006

Non operating income / (expense), net
Interest (expense), net	(26,423)	(20,789)	(52,099)	(30,661)
Other financial income / (expense), net	(111,698)	61,532	(76,786)	(28,810)
Amortization of deferred charges	0	(11,231)	0	(11,231)
Other non operating income / (expense), net	6,638	(8,838)	(11,352)	(8,257)

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	(90,257)	263,304	(73,757)	176,047

Income tax benefit / (expense)	17,918	(51,663)	14,748	(34,588)
Less: Net income attributable to noncontrolling interests in subsidiaries	0	2,249	0	2,138
Equity in net earnings / (losses) of affiliates	2,265	2,013	444	(18,852)

Net income /(loss) from continuing operations attributable to CEDC	($70,074)	$211,405	($58,565)	$120,469

Discontinued operations
Income / (loss) from operations of distribution business (including impairment charge of $28.2 million in 6 months ended June 30, 2010)	(7,963)	2,664	(42,685)	6,492
Income tax (expense) / benefit	41	(342)	(110)	(895)

Income / (loss) on discontinued operations	(7,922)	2,322	(42,795)	5,597

Net income / (loss)	($77,996)	$213,727	($101,360)	$126,066

Net income / (loss) from continuing operations per share of common stock, basic	($1.00)	$4.30	($0.84)	$2.48

Net income / (loss) from discontinued operations per share of common stock, basic	($0.11)	$0.05	($0.61)	$0.12

Net income / (loss) from operations per share of common stock, basic	($1.11)	$4.35	($1.45)	$2.60
Net income / (loss) from continuing operations per share of common stock, diluted	($1.00)	$4.28	($0.84)	$2.47

Net income / (loss) from discontinued operations per share of common stock, diluted	($0.11)	$0.05	($0.61)	$0.11

Net income / (loss) from operations per share of common stock, diluted	($1.11)	$4.33	($1.45)	$2.58

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

Amounts in columns expressed in thousands

	Six months ended June 30,
	2010	2009
		(as adjusted)
Cash flows from operating activities of continuing operations
Net income / (loss)	($101,360)	$126,066
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Net income / (loss) from discontinued operations	42,795	(5,597)
Depreciation and amortization	8,389	5,626
Deferred income taxes	(20,305)	(39,396)
Unrealized foreign exchange / losses	82,679	29,265
Cost of debt extinguishment	14,114	0
Stock options expense	1,672	1,924
Dividends received	11,399	0
Hedge fair value revaluation	0	4,259
Equity income in affiliates	(444)	18,852
Gain on fair value remeasurement of previously held equity interest, net of impairment	0	(151,893)
Other non cash items	11,919	1,707
Changes in operating assets and liabilities:
Accounts receivable	149,610	107,976
Inventories	3,890	(6,666)
Prepayments and other current assets	(4,750)	3,215
Trade accounts payable	(42,918)	(54,083)
Other accrued liabilities and payables	(114,152)	(4,764)

Net cash provided by operating activities from continuing operations	42,538	36,491

Cash flows from investing activities of continuing operations
Investment in fixed assets	(1,306)	(8,534)
Proceeds from the disposal of fixed assets	0	2,124
Changes in restricted cash	481,419	0
Investment in trademarks	(6,000)	0
Acquisitions of subsidiaries, net of cash acquired	(135,964)	140,776

Net cash provided by investing activities from continuing operations	338,149	134,366

Cash flows from financing activities of continuing operations
Borrowings on bank loans and overdraft facility	18,568	5,505
Payment of bank loans, overdraft facility and other borrowings	(21,664)	(58,676)
Payment of Senior Secured Notes	(367,954)	0
Hedge closure	0	(1,940)
Repayment of short term capital leases	0	(1,159)
Proceeds from short term capital leases	244	0
Transactions with equity holders	7,500	(7,876)
Options exercised	1,976	276

Net cash (used in) financing activities from continuing operations	(361,330)	(63,870)

Cash flows from discontinued operations
Net cash provided by / (used in) operating activities of discontinued operations	1,625	5,638
Net cash provided by / (used in) investing activities of discontinued operations	(330)	(85)
Net cash provided by / (used in) financing activities of discontinued operations	(1,841)	(3,296)

Net cash provided by / (used in) discontinued operations	(546)	2,257

Adjustment to reconcile the change in cash balances of discontinued operations	546	(2,257)
Currency effect on brought forward cash balances	(20,236)	6,984
Net Increase / (Decrease) in Cash	(879)	113,971
Cash and cash equivalents at beginning of period	126,439	107,601

Cash and cash equivalents at end of period	$125,560	$221,572

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$41,344	$19,047

Supplemental disclosures of cash flow information
Interest paid	$75,051	$19,939
Income tax paid	$18,053	$2,568

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(Except per share information)

	GAAP	A	B	C	D	E	F	Comparable
	Q2-10	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Other Adjustments	Q2-10

Sales	$379,874	$0	$0	$0	$0	$0	$0	$379,874
Excise taxes	(204,277)							(204,277)
Net Sales	175,597	0	0	0	0	0	0	175,597
Cost of goods sold	87,119							87,119

Gross Profit	88,478	0	0	0	0	0	0	88,478

	50.39%							50.39%
Operating expenses	47,252			(500)		(3,019)		43,733
Gain on remeasurement of previously held equity interest	0							0
Impairment charge	0							0

Operating Income	41,226	0	0	500	0	3,019	0	44,745

	23.48%							25.48%
Non operating income / (expense), net
Interest income / (expense), net	(26,423)		1,018					(25,405)
Other financial income / (expense), net	(111,698)	111,698						0
Amortization of deferred charges	0							0
Other non operating income / (expense), net	6,638					825	(7,642)	(179)

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	(90,257)	111,698	1,018	500	0	3,844	(7,642)	19,161

Income tax benefit / (expense)	17,918	(22,005)	(356)	(100)	0	(730)	1,452	(3,821)
Less: Net income attributable to noncontrolling interests in subsidiaries	0							0
Equity in net earnings of affiliates	2,265							2,265

Net income / (loss) from continuing operations attributable to CEDC	($70,074)	$89,693	$662	$400	$0	$3,114	($6,190)	$17,605

Discontinued operations
Loss from operations of distribution business (including impairment charge of $28.4 million)	(7,963)							(7,963)
Income tax (expense)	41							41

Loss on discontinued operations	($7,922)							($7,922)

Net income /(loss)	($77,996)	$89,693	$662	$400	$0	$3,114	($6,190)	$9,683

Net income / (loss) from continuing operations per share of common stock, basic	($1.00)							$0.25

Net income / (loss) from discontinued operations per share of common stock, basic	($0.11)							($0.11)

Net income / (loss) from continuing operations per share of common stock, diluted	($1.00)							$0.25

Net income / (loss) from discontinued operations per share of common stock, diluted	($0.11)							($0.11)

	GAAP	A	B	C	D	E	F	Comparable
	Q2-09	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Other Adjustments	Q2-09

Sales	$375,450	$0	$0	$0	$0	$0	$0	$375,450
Excise taxes	(199,559)	0	0	0	0	0	0	(199,559)
Net Sales	175,891	0	0	0	0	0	0	175,891
Cost of goods sold	84,546	0	0	0	0	0	0	84,546

Gross Profit	91,345	0	0	0	0	0	0	91,345

	51.93%							51.93%
Operating expenses	54,011			1,040				55,051
Gain on remeasurement of previously held equity interest	(225,605)			225,605				0
Impairment charge	20,309			(20,309)				0

Operating Income	242,630	0	0	(206,336)	0	0	0	36,294

	137.94%							20.63%

Non operating income / (expense), net
Interest income / (expense), net	(20,789)		984					(19,805)
Other financial income / (expense), net	61,532	(61,532)						0
Amortization of deferred charges	(11,231)				11,231			0
Other non operating income, net	(8,838)					8,733	603	498

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	263,304	(61,532)	984	(206,336)	11,231	8,733	603	16,987

Income tax benefit / (expense)	(51,663)	7,571	(344)	43,552	(2,134)	(1,703)	(121)	(4,842)
Less: Net income attributable to noncontrolling interests in subsidiaries	2,249	(12,022)			7,689			(2,084)
Equity in net earnings of affiliates	2,013							2,013

Net income / (loss) from continuing operations attributable to CEDC	$211,405	($41,939)	$640	($162,784)	$1,408	$7,030	$482	$16,242

Discontinued operations
Income from operations of distribution business	2,664							2,664
Income tax (expense)	(342)							(342)

Income on discontinued operations	$2,322	$0	$0	$0	$0	$0	$0	$2,322

Net income /(loss)	$213,727	($41,939)	$640	($162,784)	$1,408	$7,030	$482	$18,564

Net income / (loss) from continuing operations per share of common stock, basic	$4.30							$0.34

Net income / (loss) from discontinued operations per share of common stock, basic	$0.05							$0.05

Net income / (loss) from continuing operations per share of common stock, diluted	$4.28							$0.34

Net income / (loss) from discontinued operations per share of common stock, diluted	$0.05							$0.05

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	For 2010 this represents the legal and professional service costs related to the potential acquisition of Nemiroff, which was ultimately not pursued by the Company. For 2009 as a result of the change in accounting treatment of the investment in the Russian Alcohol Group during the second quarter of 2009 from equity accounting to consolidation, CEDC was required to revalue the equity investment to market value at the time of conversion. This amount was then netted with an impairment charge for RAG goodwill.
D.	In 2009 the Company has recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment on the 2009 results eliminates the non-cash amortization and increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 52% of RAG without amortization of the deferred payments to Lion.
E.	Represents one-off restructuring costs associated with the integration of Parliament and the Russian Alcohol Group.
F.	For 2010, this adjustment eliminates the dividend income received from its Polish Wholesale business which is accounted for as a discontinued operation and was fully disposed of on August 2, 2010. For 2009 the amount represents one off tax charges related to a tax inspection for the period prior to the investment in 2008.

	GAAP	A	B	C	D	E	F	G	Comparable
	PTD Q2-10	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Cost associated with debt refinancing	Other Adjustments	PTD Q2-10

Sales	$710,768								$710,768
Excise taxes	(385,365)								(385,365)
Net Sales	325,403	0	0	0	0	0	0	0	325,403
Cost of goods sold	162,793								162,793

Gross Profit	162,610	0	0	0	0	0	0	0	162,610

	49.97%								49.97%
Operating expenses	96,130	0	0	(500)	0	(4,359)	0	0	91,271
Gain on remeasurement of previously held equity interest	0								0
Impairment charge	0								0

Operating Income	66,480	0	0	500	0	4,359	0	0	71,339

									21.92%
Non operating income / (expense), net
Interest (expense), net	(52,099)	0	2,026	0	0	0	0	0	(50,073)
Other financial (expense), net	(76,786)	77,688	0	0	0	0	0	0	902
Amortization of deferred charges	0	0	0	0	0	0	0	0	0
Other non operating income / (expense), net	(11,352)	0	0	0	0	825	17,990	(7,642)	(179)

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	(73,757)	77,688	2,026	500	0	5,184	17,990	(7,642)	21,989

Income tax expense	14,748	(15,339)	(709)	(100)	0	(998)	(3,418)	1,452	(4,364)
Less: Net income attributable to noncontrolling interests in subsidiaries	0								0
Equity in net earnings of affiliates	444	0	0	0	0	0	0	0	444

Net income / (loss) from continuing operations attributable to CEDC	($58,565)	$62,349	$1,317	$400	$0	$4,186	$14,572	($6,190)	$18,069

Discontinued operations
Income / (loss) from operations of distribution business (including impairment charge of $28.2 million in 6 months ended June 30, 2010)	(42,685)	$0	$0	$0	$0	$0	$0	$0	(42,685)
Income tax (expense)	(110)								(110)

Income / (loss) on discontinued operations	($42,795)								($42,795)

Net income /(loss)	($101,360)	$62,349	$1,317	$400	$0	$4,186	$14,572	($6,190)	($24,726)

Net income / (loss) from continuing operations per share of common stock, basic	($0.84)								$0.26

Net income / (loss) from discontinued operations per share of common stock, basic	($0.61)								($0.61)

Net income / (loss) from continuing operations per share of common stock, diluted	($0.84)								$0.26

Net income / (loss) from discontinued operations per share of common stock, diluted	($0.61)								($0.61)

	GAAP	A	B	C	D	E	F	G	Comparable
	PTD Q2-09	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Restructuring Costs	Cost associated with debt refinancing	Other Adjustments	PTD Q2-09

Sales	$559,622								$559,622
Excise taxes	(312,959)								(312,959)
Net Sales	246,663	0	0	0	0	0	0	0	246,663
Cost of goods sold	122,426								122,426

Gross Profit	124,237	0	0	0	0	0	0	0	124,237

	38.18%								38.18%
Operating expenses	74,527	0	0	1,040	0	0	0	0	75,567
Gain on remeasurement of previously held equity interest	(225,605)			225,605					0
Impairment charge	20,309			(20,309)					0

Operating Income	255,006	0	0	(206,336)	0	0	0	0	48,670

	78.37%								14.96%
Non operating income / (expense), net
Interest (expense), net	(30,661)	0	1,948	0	0	0	0	0	(28,713)
Other financial (expense), net	(28,810)	28,810	0	0	0	0	0	0	0
Amortization of deferred charges	(11,231)	0	0	0	11,231	0	0	0	0
Other non operating income / (expense), net	(8,257)	0	0	0	0	8,733	0	603	1,079

Income / (loss) before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	176,047	28,810	1,948	(206,336)	11,231	8,733	0	603	21,036

Income tax expense	(34,588)	(9,594)	(682)	43,552	(2,134)	(1,703)	0	(121)	(5,270)
Less: Net income attributable to noncontrolling interests in subsidiaries	2,138	(12,022)	0	0	7,689	0	0	0	(2,195)
Equity in net earnings of affiliates	(18,852)	23,709	0	0	0	0	0	0	4,857

Net income / (loss) from continuing operations attributable to CEDC	$120,469	$54,947	$1,266	($162,784)	$1,408	$7,030	$0	$482	$22,818

Discontinued operations
Income / (loss) from operations of distribution business	6,492								6,492
Income tax (expense)	(895)								(895)

Income / (loss) on discontinued operations	$5,597	$0	$0	$0	$0	$0	$0	$0	$5,597

Net income /(loss)	$126,066	$54,947	$1,266	($162,784)	$1,408	$7,030	$0	$482	$28,415

Net income / (loss) from continuing operations per share of common stock, basic	$2.48								$0.47

Net income / (loss) from discontinued operations per share of common stock, basic	$0.12								$0.12

Net income / (loss) from continuing operations per share of common stock, diluted	$2.47								$0.47

Net income / (loss) from discontinued operations per share of common stock, diluted	$0.11								$0.11

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	For 2010 this represents the legal and professional service costs related to the potential acquisition of Nemiroff, which was ultimately not pursued by the Company. For 2009 as a result of the change in accounting treatment of the investment in the Russian Alcohol Group during the second quarter of 2009 from equity accounting to consolidation, CEDC was required to revalue the equity investment to market value at the time of conversion. This amount was then netted with an impairment charge for RAG goodwill.
D.	In 2009 the Company has recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment on the 2009 results eliminates the non-cash amortization and increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 52% of RAG without amortization of the deferred payments to Lion.
E.	For 2010 this represents one-off restructuring costs associated with the integration of Parliament and the Russian Alcohol Group. For 2009, represents other miscellaneous costs, directly related to acquisition costs related of the Parliament acquisition in 2008 and RAG in 2009.
F.	Represents the net after tax impact associated with the early retirement of CEDC’s outstanding Senior Secured Notes due 2012, including a 4% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs.
G.	For 2010, this adjustment eliminates the dividend income receive from the Polish Wholesale business which is accounted for as a discontinued operation and was fully disposed of on August 2, 2010. For 2009 the amount represents one off tax charges related to a tax inspection for the period prior to the investment in 2008.

FULL YEAR 2010 COMPARABLE EPS RECONCILIATION

Full Year Guidance, 12 Months Ending December 31,	2010
Range for GAAP Fully Diluted Earnings per Share	$0.99
$1.09

A. Foreign exchange impact related to USD and EUR denominated financing	$0.89
B. Impact of adoption of ABP14	$0.04
C. Acquisition Costs	$0.01
D. Integration Costs	$0.06
E. Cost associated with debt refinancing	$0.20
F. Dividend from discontinued operation	($0.09)

Range for Comparable non-GAAP Fully Diluted
Earnings per Share	$2.10
$2.20

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR financing as a majority of these borrowings have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents the legal and professional service costs related to the potential acquisition of Nemiroff, which was ultimately not pursued by the Company.
D.	For 2010 this represents one-off restructuring costs associated with the integration of Parliament and the Russian Alcohol Group.
E.	Represents the net after tax impact associated with the early retirement of CEDC’s outstanding Senior Secured Notes due 2012, including a 4% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs.
F.	Elimination of the dividend income received from the Polish Wholesale business which is accounted for as a discontinued operation and was fully disposed of on August 2, 2010.